UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2012

(Exact name of registrant as specified in its charter)

Delaware	0-21121	06-1456680
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One Hamden Center
2319 Whitney Ave, Suite 3B, Hamden, CT	06518
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 859-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The following information is being furnished pursuant to Item 2.02 “Results of Operations and Financial Condition” of Form 8-K.  Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On March 8, 2012, TransAct Technologies Incorporated (“TransAct”) issued a press release announcing its financial results for the quarter and year ended December 31, 2011.  A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2012, the Compensation Committee of the Board or Directors of TransAct approved and adopted the TransAct 2012 Incentive Compensation Plan (the “2012 Plan”), which for 2012 provides for incentive compensation in the form of (i) cash awards and (ii) deferred stock units.  The 2012 Plan is designed to provide incentives and rewards to our key executives and other salaried employees for performance that is consistent with the objectives of TransAct.

Pursuant to the 2012 Plan, the Compensation Committee assigned eligible participants, including certain of our named executive officers, a bonus target for 2012, represented as a percentage of their annual base salary, based upon their management level.  The bonus target percentages for 2012 for each of the Company’s named executive officers are as follows:

Name	Title	Target Percentage of Base Salary
Bart C. Shuldman	Chairman and CEO	75%
Steven A. DeMartino	President, Chief Financial Officer, Treasurer and Secretary	50%
Michael S. Kumpf	Executive Vice President, Engineering	35%
Tracey S. Chernay	Executive Vice President, Casino and Gaming Sales and Marketing	N/Aˡ
Benjamin C. Wyatt	Vice President, Software Products and Business Development	30%

ˡMs. Chernay is not eligible to participate in the 2012 Plan as she earns commission based on the Company’s annual sales.

The bonus targets for 2012 require the satisfaction of both quantitative and qualitative performance objectives based on our budget for 2012 as approved by the Board.  For 2012, 75% of the executive’s target bonus will based on achievement of a single quantitative objective, diluted earnings per share (the "EPS Bonus Amount"), and 25% will be based solely on achievement of individual performance objectives established by the Compensation Committee (the "Performance Objectives Amount").  Individual performance objectives include personal goals as well as other financial and non-financial measurements.  No EPS Bonus Amount is payable unless diluted earnings per share exceed a specified threshold.  Above the threshold, the EPS Bonus Amount can range from 5% of the Target Percentage of Base Salary to 114%.

The Compensation Committee is responsible for determining achievement of individual performance objectives for the CEO.  The CEO is responsible for determining achievement of individual performance objectives for each of his direct reports.  For other participants, achievement of individual performance objectives will be determined by the President or the appropriate Vice President or manager. The Performance Objectives Amount can vary from 0% of the Target Percentage of Base Salary to 25% depending on the level of achievement.

In addition, pursuant to the 2012 Plan, for Mr. Shuldman and Mr. DeMartino, 30% and 20%, respectively, of any bonus earned for 2012 (the “Stock Bonus Amount”) shall be payable in the form of fully-vested stock units granted under the Company's 2005 Equity Incentive Plan (or any successor plan) based on the closing price of TransAct’s common stock on the date the 2012 bonus is approved for payment by the Compensation Committee (the “Grant Date”).  Stock Units are payable three years from the Grant Date in the form of shares of TransAct’s common stock on a one-for-one basis.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
99.1	Press Release dated March 8, 2012 of TransAct Technologies Incorporated

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSACT TECHNOLOGIES INCORPORATED

By:	/s/ Steven A. DeMartino
Steven A. DeMartino
President, Chief Financial Officer, Treasurer and Secretary

Date: March 8, 2012